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                                                                   Exhibit 3.1

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                               PIVOT RULES, INC.

               Under Section 807 of the Business Corporation Law

                           of the State of New York


                  The undersigned, being the President and Secretary of Pivot Rules, Inc., a New York corporation, pursuant to Section 807 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth as follows:

                  FIRST: The name of the corporation is Pivot Rules, Inc. The name under which the corporation was formed is PIVOT CORPORATION.

                  SECOND: The date of filing of the original certificate of incorporation of the corporation is April 12, 1991.

                  THIRD: The Certificate of Incorporation, as amended heretofore, is hereby further amended to effect the following amendments: (i) to increase the total number of shares of capital stock that the corporation shall have authority to issue from 10,000,000 shares to 17,000,000 shares, and to increase the number of shares of Common Stock that the corporation shall have authority to issue from 10,000,000 shares to 15,000,000 shares, (ii) to authorize the issuance of 2,000,000 shares of Preferred Stock, par value $.01 per share, (iii) to provide for limitation of liability of directors of the corporation, (iv) to provide for the election of a classified board of directors of the corporation, (v) to delete the supermajority requirement for shareholder




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approval contained in Article 6 of the certificate of incorporation, (vi) to delete the three-fifths' majority requirement for director approval contained in Article 7 of the certificate of incorporation and (vii) to delete the restriction on transferability of shares of Common Stock contained in Article 9 of the certificate of incorporation.

                  FOURTH: The text of the Certificate of Incorporation is hereby restated as amended to read as herein set forth in full:

                         "CERTIFICATE OF INCORPORATION
                                      OF
                               PIVOT RULES, INC.

               Under Section 402 of the Business Corporation Law

                  1. The name of the corporation is Pivot Rules, Inc.

                  2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

                  3. The office of the corporation is to be located in the City, County and State of New York.

                  4. The corporation is authorized to issue two classes of shares to be designated, respectively, as Preferred Stock and Common Stock. The total number of shares of capital stock that the corporation is authorized to issue is 17,000,000. The total number of shares


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of Common Stock which the corporation shall have the authority to issue is
15,000,000, par value $.01 per share. The total number of shares of Preferred Stock which the corporation shall have the authority to issue is 2,000,000, par value $.01 per share.

                  Preferred Stock may be issued from time to time in one or more series. The board of directors of the corporation is expressly authorized to provide for the issuance of all or any of the shares of the Preferred Stock in one or more series and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or non-voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors of the corporation providing for the issue of such shares and as may be permitted by the Business Corporation Law. The board of directors of the corporation is also expressly authorized to increase or decrease (but not below the number of shares of such series of Preferred Stock then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series of Preferred Stock. In case the number of shares of any such series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock.

                  5. The Secretary of State of the State of New York is hereby designated the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him as agent of the corporation is c/o E. Kenneth Seiff, Pivot Rules, Inc., 80 West 40th Street, New York, New York 10018.


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                  6. No holder of any Common Stock or Preferred Stock of the corporation shall be entitled to any preemptive rights to purchase any capital stock of the corporation or to acquire any option, warrant, right or other instrument (including debt instruments) entitling the holder thereof to acquire any capital stock of the corporation upon the exercise, conversion or exchange thereof or otherwise.

                  7. (a) The corporation shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify any person who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, including an action by or in the right of the corporation to procure a judgment in its favor or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; except that, in the case an action by or in the right of the corporation to procure a judgment in its favor, no indemnification under this paragraph shall be made in respect


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of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                     (b) The rights granted pursuant to or provided by this
Section 10 shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which such person may otherwise be entitled by law, contract or otherwise."

                  8. A director of the corporation shall not be liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719 of the Business Corporation Law; or liability for any act or omission prior to the adoption of this provision.

                  9. So long as there are at least six directors (including vacancies), the board of directors shall be divided into two classes, designated as Class 1 and Class 2. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire board of directors; provided, however, that no class shall have less than three directors, including vacancies. The term of the initial Class 1 directors shall terminate on the date of the 1997 annual meeting of shareholders; and the term of the initial Class 2 directors shall terminate


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on the date of the 1998 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to each of the directors included within the class of directors whose term expires at that annual meeting shall be elected for a two-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes, so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  If there shall be less than six directors, then, at each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified or until their respective earlier death, resignation, retirement, disqualification or removal.

                  FIFTH: The Amended and Restated Certificate of Incorporation of the corporation was duly authorized by resolution of all of the duly elected and acting directors of the corporation, dated as of December 26, 1996 and March 5, 1997, unanimous written consent of the holders of all of the issued and outstanding shares of the Common Stock of the corporation, dated as of December 18, 1996, and by resolution of a majority of the holders of all of the issued and outstanding shares of the Common Stock of the corporation, dated as of March


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20, 1997, in accordance with the applicable provisions of Sections 708, 615,
603 and 803 of the Business Corporation Law.

                  IN WITNESS WHEREOF, the undersigned have executed, signed and verified this Restated Certificate of Incorporation on April __, 1997, and each hereby affirms, under penalties of perjury, that the statements contained herein are true.


                                               --------------------------------
                                               E. Kenneth Seiff, President


                                               --------------------------------
                                               Doug Brown, Secretary



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